SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Check the appropriate box:
☐Preliminary Proxy Statement
☐Confidential, For Use of the Commission Only  (as permitted by Rule 14a-6(e)(2))
☒Definitive Proxy Statement
☐Definitive Additional Materials
☐Soliciting Materials Pursuant to Rule 14a-12

AIRSPAN NETWORKS, INC.
(Name of Registrant as specified in its Charter)

AIRSPAN NETWORKS, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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777 Yamato Road
Suite 105
Boca Raton, Florida 33431

______________________

May 9, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Airspan Networks, Inc. that will be held at our headquarters, 777 Yamato Road, Suite 105, Boca Raton, FL 33431, on June 22, 2005, at 11:00 AM EDT. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting, you will of course be able to vote in person, even if you have previously submitted your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ Eric Stonestrom
Eric Stonestrom
President and Chief Executive Officer

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AIRSPAN NETWORKS, INC.
777 Yamato Road
Suite 105
Boca Raton, Florida 33431
______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 22, 2005

______________________

To the Shareholders of
Airspan Networks, Inc.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders (the "Annual Meeting") of Airspan Networks, Inc., a Washington corporation (the "Company"), will be held on June 22, 2005, at 11:00 AM EDT, at the Company’s headquarters, 777 Yamato Road, Suite 105, Boca Raton, FL 33431, for the following purposes:

•	To elect eight members to the Company's Board of Directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

•	To consider and vote upon a proposal to approve of and ratify the selection of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending December 31, 2005;

•
To approve an amendment to Section 11 of the Company’s Articles of Amendment to its Articles of Incorporation setting forth the rights, preferences and privileges of the Series A Preferred Stock (the “Certificate of Designation”) to modify the voting rights of the holders of the Series A Preferred Stock as more specifically described herein; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on Wednesday, April 27, 2005 are entitled to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

/s/ Peter Aronstam

Peter Aronstam
Secretary

Boca Raton, Florida
May 9, 2005

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

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2005 ANNUAL MEETING OF SHAREHOLDERS
OF
AIRSPAN NETWORKS, INC.

PROXY STATEMENT

June 22, 2005, 11:00 AM EDT,
777 Yamato Road, Suite 105, Boca Raton, Florida 33431

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Airspan Networks, Inc., a Washington corporation (the "Company"), of proxies from the holders of the Company's common stock (the "Common Stock") and Series A preferred stock (the “Series A Preferred Stock”), for use at the 2005 Annual Meeting of Shareholders of the Company for the fiscal year 2005, to be held at the Company’s headquarters, 777 Yamato Road, Suite 105, Boca Raton, Florida 33431, on June 22, 2005, at 11:00 AM EDT local time, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is May 9, 2005. Shareholders should review the information provided herein in conjunction with the Company's 2004 Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, which accompanies this Proxy Statement. The complete mailing address, including zip code, of the Company's principal executive offices is 777 Yamato Road, Suite 105, Boca Raton, Florida 33431 and its telephone number is (561) 893-8670.

PURPOSES OF THE MEETING

At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

1. The election of eight members to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;

2. To consider and vote upon a proposal to approve of and ratify the selection of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ended December 31, 2005;

3. To consider and vote upon a proposal to amend Section 11 of the Company’s Articles of Amendment to its Articles of Incorporation setting forth the rights, preferences and privileges of the Series A Preferred Stock (the “Certificate of Designation”) to modify the voting rights of the holders of the Series A Preferred Stock as more specifically described herein; and

4. Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: (1) FOR the election of the eight nominees for director named below; (2) FOR the approval of and ratification of Ernst & Young, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005; and (3) FOR the amendment to Section 11 of the Certificate of Designation.

In the event a shareholder specifies a different choice by means of the enclosed proxy card, his shares will be voted in accordance with the specification so made. The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting or any director nominee is not available for election, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters, in accordance with their best judgment.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Common Stock and/or Series A Preferred Stock if the Company’s records show that you owned the shares on April 27, 2005. A total of  38,001,454 shares of Common Stock and 73,000 shares of Series A Preferred Stock can vote at the Annual Meeting. Pursuant to the Company’s Articles of Incorporation, you are entitled to one vote for each share of Common Stock and 100 votes for each share of Series A Preferred Stock. The enclosed proxy card shows the number of shares you are entitled to vote.

However, please note that the holder of the Series A Preferred Stock has entered into an agreement with the Company pursuant to which it has agreed that it shall not vote, and shall take such action as is deemed reasonably necessary to evidence its abstention from voting with respect to, 14 votes per each of its shares of Series A Preferred Stock. Accordingly, the Company anticipates that the holder of the Series A Preferred Stock will only exercise 86 votes for each share of Series A Preferred Stock.

With respect to the election of directors (Proposal No. 1), the ratification of the auditors (Proposal No. 2), and the amendment to the Certificate of Designation (Proposal No. 3), the holders of the Common Stock and the Series A Preferred Stock will vote together on such proposals, as though they were a single class. However, pursuant to the Company’s Articles of Incorporation, the affirmative vote of a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a class, is also necessary for approval of Proposal No. 3.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to the Company in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as such shareholder instructs. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the seven director nominees and in favor of all of the other proposals to be considered at the Annual Meeting.

When was this proxy statement sent to shareholders?

This proxy statement was first mailed on May 9, 2005 to the Company’s shareholders of record as of April 27, 2005, the record date for voting at the Annual Meeting.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters the Company knows will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company’s secretary a written notice revoking your proxy card or by signing, dating, and returning to the Company a new proxy card. The Company will honor the proxy card with the latest date.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although the Company encourages you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

The Company will hold the Annual Meeting if holders of a majority of the votes entitled to be cast either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether the Company has a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee by June 22, 2005 how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

The Company does. In addition to sending you these materials, the Company may engage a proxy solicitation firm to contact you directly by telephone, mail or in person. The Company will bear such costs, if any, which are not expected to exceed $5,000.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on April 27, 2005, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 38,001,454 shares of Common Stock and 73,000 shares of Series A Preferred Stock issued and outstanding , all of which are entitled to be voted at the Annual Meeting.

Pursuant to the Company’s Articles of Incorporation, each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting and each share of Series A Preferred Stock is entitled to one-hundred votes on each matter submitted to shareholders for approval at the Annual Meeting. However, please note that the holder of the Series A Preferred Stock has entered into an agreement with the Company pursuant to which it has agreed that it shall not vote, and shall take such action as is deemed reasonably necessary to evidence its abstention from voting with respect to, 14 votes per each of its shares of Series A Preferred Stock. Accordingly, the Company anticipates that the holder of the Series A Preferred Stock will only exercise 86 votes for each share of Series A Preferred Stock.

Shareholders do not have the right to cumulate their votes for directors.

The Company's Bylaws provide that the presence, in person or by proxy, of the holders of record of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

Pursuant to the Company’s Articles of Incorporation and Washington General Company Law, the eight persons receiving the highest number of votes cast in his or her favor by the shares of Common Stock and Series A Preferred Stock represented in person or by proxy at the Annual Meeting, taken together, will be elected as directors (Proposal No. 1). Pursuant to the Company's Amended and Restated Bylaws, the affirmative vote of a plurality of the outstanding shares of Common Stock and Series A Preferred Stock represented in person or by proxy at the Annual Meeting, taken together, is required to approve the ratification of auditors (Proposal No. 2).

Pursuant to the Company’s Articles of Incorporation, (i) the affirmative vote of a majority of the outstanding shares of Common Stock and Series A Preferred Stock represented in person or by proxy at the Annual Meeting, taken together and (ii) the affirmative vote of a majority of the outstanding shares of Series A Preferred Stock represented in person or by proxy at the Annual Meeting, voting separately as a class is required to approve the amendment to the Certificate of Designation (Proposal No. 3).

Abstentions are counted as present for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast "for" or "against" the election of any director (Proposal No. 1). However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against the ratification of auditors (Proposal No. 2) and the amendment to the Certificate of Designation (Proposal No. 3).

If less than a majority of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote, taken together, are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given for the new date, time or place, if the new date, time or place is announced at the Annual Meeting before an adjournment is taken. Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of Common Stock and Series A Preferred Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes and determine the results thereof.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's offices, 777 Yamato Road, Suite 105, Boca Raton, FL 33431, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself, for examination by any shareholder.

SHAREHOLDER PROPOSALS

Shareholder proposals for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in the year 2006 must be received at the principal executive offices of the Company on or before January 9, 2006. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Shareholders in 2006 may do so by following the procedures prescribed in SEC Rule 14a-8.

After the deadline, a Shareholder may present a proposal at our Annual Meeting of Shareholders in 2006 if it is submitted to our Secretary within ten days after the notice of the meeting is given or mailed to the shareholders, but we are not obligated to present the matter in our proxy materials. If the proposal is submitted after January 9, 2006, the Company’s proxies will have discretionary authority to vote on such proposal.

In order for a shareholder to nominate a candidate for director, under the Company’s Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 120 nor more than 150 days before the first anniversary of the date of the Company’s proxy statement in connection with the last Annual Meeting of Shareholders, i.e., between December 9, 2005 and January 9, 2006 for the 2006 Annual Meeting. The shareholder filing the notice of nomination must include:

•	As to the shareholder giving the notice:

o	the name and address of such shareholder, as they appear on the Company’s stock transfer books;

o	a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

o	the class and number of shares of stock of the Company beneficially owned by such shareholder; and

o
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and

•	As to each person whom the shareholder proposes to nominate for election as a director:

o	the name, age, business address and, if known, residence address of such person;

o	the principal occupation or employment of such person;

o	the class and number of shares of stock of the Company that are beneficially owned by such person;

o
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act; and

o	the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include:

•	the information described above with respect to the shareholder proposing such business;

•
a brief description of the business desired to be brought before the Annual Meeting of Shareholders, including the complete text of any resolutions to be presented at such meeting, and the reasons for conducting such business at the Annual Meeting of Shareholders; and

•	any material interest of such shareholder in such business.

These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to Peter Aronstam, the Secretary of the Company, whose address is 777 Yamato Road, Suite 105, Boca Raton, FL 33431. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Company’s Bylaws is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and is available at the Securities and Exchange Commission Internet website at www.sec.gov.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Company’s Board of Directors currently consists of eight members. Eight directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Under Washington law and the Company’s Articles of Incorporation, the eight persons receiving the highest number of votes cast in his or her favor in person or by proxy at the Annual Meeting will be elected as directors of the Company. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. Each of the eight director nominees listed below has been approved by the Governance and Nominating Committee.

DIRECTORS

Our directors as of the date of this Proxy Statement are as follows:

Name	Age	Position
Matthew J. Desch	47	Chairman of the Board of Directors
Eric D. Stonestrom	43	Chief Executive Officer, President, and Director
H. Berry Cash	64	Director
Randall E. Curran	50	Director
Michael T. Flynn	56	Director
Guillermo Heredia	63	Director
Thomas S. Huseby	57	Director
David A. Twyver	58	Director

There are no family relationships among the Company’s officers and directors, nor are there any arrangements or understandings between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director. All directors hold office until the next Annual Meeting of the Shareholders or until their successors have been elected and qualified. The Company’s officers are appointed annually and serve at the discretion of the Board of Directors.

The Governance and Nominating Committee has affirmatively determined that Messrs. Cash, Curran, Huseby, Twyver, Heredia and Flynn, a majority of the members of the Board of Directors, meet the definition of "independent director" under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Matthew J. Desch became Chairman of the Board of Directors of Airspan on July 1, 2000. Mr. Desch has been serving as the Chief Executive Officer of Telcordia Technologies, a private communications software and services supplier since July 2002. Since November 2003, Mr. Desch has served as a member of the Board of Directors of SAIC, Inc., a publicly-traded research and engineering firm. Telcordia is a supplier of operations support systems and services for service providers around the world. Since January 2003, Mr. Desch has served as a member of the Compensation Committee and a member of the Board of Directors of Flarion, Inc. Flarion is a privately held company that manufactures mobile wireless broadband access equipment. From 1987 through May 2000, Mr. Desch served in a variety of management positions with Nortel Networks, a global supplier of networking solutions and services that support voice, data, and video transmission over wireless and wireline technologies. From 1996 through May 2000, he served as Executive Vice President and President of Nortel's Wireless Networks division, responsible for Nortel's global wireless infrastructure business. Mr. Desch also has a B.S. from Ohio State University and an M.B.A. from the University of Chicago.

Eric D. Stonestrom joined Airspan at its inception in January 1998 as Executive Vice President and Chief Operating Officer. In May 1998, he was named President and Chief Executive Officer as well as a member of the Board of Directors. From 1995 to January 1998, Mr. Stonestrom was employed by DSC Communications Corporation as a Vice President of operating divisions, including the Airspan product line. From 1984 until 1995, Mr. Stonestrom worked at Bell Laboratories and AT&T in a variety of positions. He received B.S., M.S. and M. Eng. degrees in 1982, 1983 and 1984, respectively, from the College of Engineering at the University of California at Berkeley.

H. Berry Cash has served as a director of Airspan since January 1998. He has been a general partner with InterWest Partners, a venture capital fund focused on technology and healthcare, since 1986. Mr. Cash currently serves as a member of the Board of Directors, a member of the Compensation Committee, and a member of the Audit Committee of i2 Technologies, Inc., a public company which is a provider of software and services that help customers achieve measurable value through improvements in coordination and collaboration and Staktek Holdings, Inc., a public company providing high-density packaged memory stacking solutions for systems and applications. Mr. Cash is also a member of the Board of Directors and a member of the Compensation Committee for the following public companies: Silicon Laboratories, Inc., a developer of mixed-signal integrated circuits for products such as cell phones, set-top boxes, and computer modems, CIENA Company, a provider of next generation intelligent optical networking equipment. and First Acceptance Corporation, a public company which provides non-standard automobile insurance. Mr. Cash received a B.S. in Electrical Engineering from Texas A&M University and a M.B.A. from Western Michigan University.

Randall E. Curran joined the Board of Directors of the Company in October 2004. In February 2005, Mr. Curran was appointed Chief Executive Officer of ITC^DeltaCom, Inc., a provider of full-service, integrated telecommunications and technology solutions to customers in the southeastern United States. From August 2004 to February 2005, Mr. Curran was a Senior Managing Director in the Interim Management Practice of FTI Consulting, Inc., a publicly-traded company which provides corporate finance/restructuring, forensic and litigation consulting, and economic consulting. At FTI Consulting, Inc., Mr. Curran specialized in the telecommunications sector. From September 2000 until November 2003, Mr. Curran held the position of Chairman and Chief Executive Officer of ICG Communications, Inc., a publicly-traded facilities-based communications provider of Internet and voice communication services. In November 2000, ICG Communications Systems, Inc. filed for voluntary bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in the District of Delaware. During the course of the bankruptcy proceedings, ICG operated its business and managed its properties and assets as a debtor-in-possession. ICG emerged from bankruptcy in October 2002. From 1987 through June 2000, he held several positions, including the position of Chairman, President, Chief Executive Officer, Chief Operating officer, and Chief Financial Officer, of Thermadyne Holdings Corporation, a leading welding equipment manufacturers which was traded on NASDAQ until its sale in 1998. In November 2001, Thermadyne Holdings Corporation filed for voluntary bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in the District of Delaware. Thermadyne emerged from bankruptcy in May 2003. Mr. Curran served as Vice President of Finance from 1983 until 1986 at Clarke Industries, a division of Cooper Industries, a manufacturer of floor maintenance equipment. From 1981 to 1983 he served as Director of Finance at McGraw-Edison Co., a manufacturer of electrical products. Mr. Curran was a Senior Auditor of Arthur Andersen & Co. in the Manufacturing Audit Division from 1976 until 1981. Mr. Curran earned his B.A. degree in Economics from DePauw University in 1976 and an M.B.A. from Loyola University of Chicago in 1982.

Michael T. Flynn has served as a director of Airspan since July 2001. From June 1994 until March 31, 2004, Mr. Flynn served as an officer of ALLTEL Corporation, a publicly-traded integrated telecommunications provider of wireless, local telephone, long-distance, competitive local exchange, Internet and high-speed data services. From May 2003 until March 31, 2004, he held the position of Assistant to the Chief Executive Officer. From April 1997 to May 2003, Mr. Flynn served as Group President of Communications at ALLTEL. From June 1994 to April 1997, Mr. Flynn was President of the Telephone Group of ALLTEL. Since January 2004, Mr. Flynn has served on the Board of Directors, the Audit Committee and the Compensation Committee of WebEx Communications, a publicly-traded company providing real time worldwide media access and conferencing services. He also serves as a member of the Board of Directors of Bay Packets, a privately held provider of next generation telecommunications application services, and Calix, a privately held leading provider of integrated voice, data and video loop and transport access technology. Mr. Flynn earned his B.S. degree in Industrial Engineering from Texas A&M University in 1970. He attended the Dartmouth Institute in 1986 and the Harvard Advanced Management Program in 1988.

Guillermo Heredia joined the Board of Directors of Airspan in January 2001. Since September 1999, Mr. Heredia has served as the managing partner of Consultores en Inversiones Aeronauticas, a provider of consulting services to airline operators and investors. Mr. Heredia has served in the senior management of three major Mexican corporations: as President and Chief Operating Officer of Aeromexico from 1989 to 1992, as President and Chief Operating Officer of Grupo Iusacell, Mexico’s number two wireless carrier from 1992 to 1994, and as President and Chief Executive Officer of Previnter, a joint venture of AIG, Bank Boston and Bank of Nova Scotia from 1995 to 1999. Mr. Heredia currently serves as a member of the Board of Directors for W L Comunicaciones, a private telecommunications company involved in developing a wide band fiber optic network in Mexico City and throughout Mexico and for Jalisco Tequilana Internacional, a private distiller and distributor of Tequila. Mr. Heredia holds a degree in Mechanical Engineering from the Universidad de las Americas and in Business Administration from Universidad Iberoamericana.

Thomas S. Huseby has served as a Director of Airspan since January 1998, serving as Chairman of the Board from January 1998 until July 2000. Mr. Huseby also served as the Chief Executive Officer of Airspan from January 1998 until May 1998. Since August 1997, Mr. Huseby has served as the Managing Partner of SeaPoint Ventures, a venture capital fund focused on communications infrastructure. Prior to his employment with SeaPoint Ventures, from 1994 to 1997, Mr. Huseby was the Chairman and Chief Executive Officer of Metawave Communications, a previously public corporation which manufactured cellular infrastructure equipment. Previously he was President and Chief Executive Officer of Innova Corporation, a previously public manufacturer of millimeter wave radios. Mr. Huseby currently serves as a member of the Board and member of the Compensation Committee of Entomo, Inc., a private corporation pioneering in Closed Loop Integrated Communications Services (a fee-based service that facilitates business-to-business communications), Qpass, Inc., a private corporation which offers software that facilitates the sale of digital content for wireless carriers, Wireless Services Company, a private corporation which provides services for wireless networks, SNAPin Software, Inc., a privately held company that develops handset-based wireless customer care and diagnostic products for mobile network operators, Telecom Transport Management, Inc., a privately held company providing comprehensive backhaul transport solutions for wireless carriers in the United States and Vayusa, Inc., a privately held company that provides loyalty and payment merchant services utilizing mobile networks. Mr. Huseby holds a B.A. in Economics from Columbia College, a B.S.I.E. from the Columbia School of Engineering and a M.B.A. from Stanford University.

David A. Twyver joined the Board of Directors of Airspan in May 1999. Mr. Twyver served as Chairman of the Board of Directors of Ensemble Communications Inc., a supplier of LMDS wireless equipment from January 2002 until December 2003 and as a director until April 2004. He served as the President and Chief Executive Officer of Ensemble from January 2000 until September, 2002. Mr. Twyver served as a director of Metawave Communications, Inc, a manufacturer of cellular infrastructure equipment, from March 1998 until February 2003 and as a member of Metawave Communications, Inc.’s Audit Committee from June 2000 until February 2003. From 1996 to 1997, Mr. Twyver served as Chief Executive Officer of Teledesic Corporation, a satellite telecommunications company. From 1974 to 1996, Mr. Twyver served in several management positions at Nortel Networks Limited, a leading global supplier of data and telephone network solutions and services, most recently as president of Nortel Wireless Networks from 1993 to 1996. He received his B.S. in Mathematics and Physics from the University of Saskatchewan.

Committees and Meetings of the Board of Directors

During the fiscal year ended December 31, 2004, the Company’s Board of Directors held twelve meetings and took one action by unanimous written consent. All directors attended 75% or more of the aggregate of (i) the number of meetings of the Board of Directors and (ii) the number of meetings of committees of the Board of Directors held during the period that such person served on such committee.

While members of the Company’s Board of Directors are not required to be present at the Company’s annual meetings, all members of the Company’s Board of Directors are welcome and encouraged to attend. No directors were able to attend the 2004 annual meeting.

The Board has four committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Special Litigation Committee.

The Audit Committee is composed of three directors: Mr. David A. Twyver, Mr. Michael T. Flynn and Randall E. Curran. The Audit Committee met twelve times and took three actions by unanimous written consent during the fiscal year ended December 31, 2004 . The Board of Directors has determined that each member of the Audit Committee is independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board of Directors has determined that Randall E. Curran qualifies as an "Audit Committee Financial Expert" as that term is defined in rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002.

The Audit Committee oversees the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee's authority includes overseeing the preparation of the Company's financial statements, discussing with management the Company's processes to manage business and financial risk, and overseeing compliance with applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the selection, replacement, compensation and oversight of the independent auditor engaged to prepare audit reports on the Company's financial statements. The specific responsibilities in carrying out the Audit Committee's oversight role are delineated in the Audit Committee Charter, which is attached as Appendix A to this Proxy Statement. The Audit Committee annually reviews and reassesses its Charter.

The Compensation Committee is composed of three directors: Mr. Thomas S. Huseby, Mr. H. Berry Cash and Mr. Matthew J. Desch. The Compensation Committee’s functions include (i) the review and approval of the compensation and benefits for the Company’s executive officers, (ii) the administration of the Company’s stock purchase and stock option plans, and (iii) the recommendation to the Board of Directors regarding such matters. The Compensation Committee met six times and took two actions by unanimous written consent during the fiscal year ending December 31, 2004. Each member of the Compensation Committee, except Mr. Desch who received approximately $160,000 in 2002 as compensation for serving as Chairman of the Board, is independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Mr. Desch is the only non-employee director who currently works as a senior executive for a company that, prior to a recent spin-off, was publicly-traded and that is involved in most aspects of telecommunications, from the infrastructure upon which the U.S. telephone network is built, to the rapidly expanding IP and mobile markets. Based on these factors, the Board of Directors has determined that the membership of Mr. Desch on the Compensation Committee is required by the best interests of the Company and its shareholders. The Board of Directors believes that, as a result of Mr. Desch’s industry experience and relationships, Mr. Desch is very well suited to (i) anticipate and understand how executives in the industry expect to be compensated for their services and (ii) evaluate the skill and competencies, or lack thereof, as well as the performance of the Company’s existing or prospective executive officers.

The Governance and Nominating Committee is composed of six directors: Mr. David A. Twyver, Mr. H. Berry Cash, Mr. Michael T. Flynn, Mr. Thomas Huseby, Mr. Guillermo Heredia and Mr. Matthew J. Desch. The principal function of the Governance and Nominating Committee is to seek, review and recommend qualified candidates to the Board of Directors for nomination for election to the Board. The Governance and Nominating Committee met one time during fiscal 2004. Each member of the Governance and Nominating Committee, except Mr. Desch, is independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Mr. Desch is the only non-employee director who currently works as a senior executive for a company that, prior to a recent spin-off, was publicly traded and that is involved in most aspects of telecommunications, from the infrastructure upon which the U.S. telephone network is built, to the rapidly expanding IP and mobile markets. Based on these factors, the Board of Directors has determined that the membership of Mr. Desch on the Governance and Nominating Committee is required by the best interests of the Company and its shareholders. The Board believes that Mr. Desch is very well suited to identify individuals in the telecommunications industry who are qualified to become Board members and to consider public policy issues that may affect the Company.

The Board has adopted a charter for the Governance and Nominating Committee. The Governance and Nominating Committee Charter is posted on the Company's website. The Internet address for the Company's website is http://www.airspan.com.

The Governance and Nominating Committee’s Charter provides that the Governance Committee will consider director candidates recommended by shareholders and will evaluate such candidates using the same guidelines and procedures used in evaluating director candidates nominated by other persons. Shareholders should submit any such recommendations for the Governance and Nominating Committee through the method described under the section entitled “Communications with the Board of Directors” below. In addition, in accordance with the Company’s Bylaws, any shareholder of record entitled to vote for the election of directors at the Annual Meeting may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in the section entitled “Shareholders’ Proposals” above.

In evaluating director nominees, the Governance and Nominating Committee considers the following factors:

•	the appropriate size and the diversity of the Company's Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•
the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience in political affairs;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company's business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance and Nominating Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. In doing so the Governance and Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. In its deliberations, the Governance and Nominating Committee is aware that the Company must disclose whether one member of the Board meets the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board must meet the definition of "independent director" under Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Governance and Nominating Committee also believes it appropriate for certain key members of the Company's management to participate as members of the Board.

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance and Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance and Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance and Nominating Committee. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

In November 2001, the Company created the Special Litigation Committee relating to the ongoing class action litigation involving the Company and Credit Suisse First Boston Company, among others (the "CSFB Litigation"). This Special Litigation Committee was created to work with management and the Company's counsel in defense of the Company and supervise decisions to be made by the Company with regard to the CSFB Litigation until such litigation has been resolved. This Special Litigation Committee is currently composed of two directors: Mr. Guillermo Heredia and Michael T. Flynn. The Special Litigation Committee received and reviewed quarterly special litigation updates during the 2004 fiscal year, which it reported to the Board at each of the quarterly Board meetings.

Communications with the Board of Directors

The Board has asked the Company’s management to establish a process for shareholders to send communications to the Board. Pursuant to the Board’s instructions, management has established a process whereby shareholders can send communications to the Board and, if applicable, to the Governance and Nominating Committee, Audit Committee or to specified individual directors in writing c/o David Wells, Hunton & Williams LLP, 1111 Brickell Avenue, Suite 2500, Miami, FL 33131. Mr. Wells is external counsel to the Company’s Board of Directors. The Company does not screen mail and all such letters will be forwarded to the Board of Directors, the Governance and Nominating Committee, the Audit Committee or any such specified individual directors.

Report of the Audit Committee(1)

The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. In this oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, including the system of internal controls, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements contained in the Company's Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2004, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has substantively discussed with the independent auditors the auditors' independence from the Company and its management. The Audit Committee has also considered the compatibilities of non-audit services with the auditors' independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the Company's independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company's independent auditor for the year ending December 31, 2005.

The Audit Committee

Randall E. Curran
David A. Twyver
Michael T. Flynn
________________
(1) The material in this Report of the Audit Committee shall not be deemed to be "soliciting material," nor to be “filed” with the Securities and Exchange Commission nor subject to Regulation 14A or 14C. This report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

Legal Proceedings

There are no pending, material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company.

Audit Fees

Ernst & Young, LLP (“Ernst & Young”) served as the auditors for the Company for the fiscal years ended December 31, 2004 and December 31, 2003. In addition to performing the audit of the Company’s consolidated financial statements, Ernst & Young provided various other services during fiscal 2004 and 2003. The aggregate fees billed by Ernst & Young for each of the last two fiscal years for professional services rendered for the audit of the Company's annual financial statements, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and the audit of the Company’s internal controls were as follows:

Audit and Quarterly Reviews
2004	$609,573
2003	$279,308

Audit-Related Fees

For the fiscal years ended December 31, 2003 and December 31, 2004, Ernst & Young did not perform or bill the Company for any assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

The aggregate fees billed by Ernst & Young in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were as follows:

Tax Fees
2004	$182,536
2003	$150,319

Of the $182,536 in tax fees billed by Ernst & Young during the 2004 fiscal year, $161,962 related to tax planning and advice provided by Ernst & Young with respect to acquisitions by the Company and the remaining $20,574 related to fees in connection with Ernst & Young’s provision of year end corporate tax compliance advice. Of the $150,391 in tax fees billed by Ernst & Young during the 2003 fiscal year, $86,283 related to tax advice provided by Ernst & Young with respect to acquisitions by the Company and the remaining $63,856 related to fees in connection with Ernst & Young’s provision of year end corporate tax compliance advice.

All Other Fees

The aggregate fees billed by Ernst & Young for services rendered to the Company, other than the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees” for the last two fiscal years were as follows:

All Other Fees
2004	$4,242
2003	$0

Of the other fees of $4,242 billed by Ernst & Young in 2004, $2,242 related to a general US GAAP update course and $2,000 for assistance in Israel with a routine government audit

The Board and the Audit Committee have established a pre-approval policy for all audit and non-audit services. For audit services, the independent auditor must provide the Audit Committee with an engagement letter during the first fiscal quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. After acceptance of the engagement letter, the independent auditor will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

With respect to non-audit services, the Company’s management will submit to the Audit Committee for approval (during the first fiscal quarter of each fiscal year) the list of non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to the Company’s pre-approval process.

To ensure the prompt handling of unexpected matters, the Audit Committee has delegated the authority to amend or modify the list of approved permissible non-audit services and fees to the Chairman of the Audit Committee, who will report action taken to the Audit Committee at the next Audit Committee meeting. The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Audit Committee. The Chief Accounting Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

Approximately 100% of the audit-related services, tax services and other services provided by Ernst & Young during the fiscal year ended December 31, 2004 were approved by the Audit Committee.

Additional Information Concerning Directors

Each of our non-employee directors receives $3,000 per meeting of the Board of Directors attended in person, together with reimbursement of travel expenses. Non-employee board members receive $2,000 for attending board meetings telephonically. Members of the Audit Committee receive $2,000 for attending each of the five regularly scheduled Audit Committee meetings and $500 for attending each special meeting of the Audit Committee. We have also entered into an employment agreement with Eric Stonestrom as described in the section of this Proxy Statement entitled "Employment Agreements." The Company paid $30,000 to Mr. Desch in fiscal 2002 as compensation for his employment as Chairman of the Board. Otherwise, except (i) as described above, (ii) for reimbursement for reasonable travel expenses relating to attendance at Board meetings and (iii) the grant of stock options, directors are not compensated for their services as directors. In the year ended December 31, 2004, we granted 15,000 options to each of Messrs. Huseby, Twyver, Heredia, Flynn, and Cash, 20,000 options to Mr. Curran and 30,000 options to Mr. Desch. Directors who are also our employees are eligible to participate in our 1998 Stock Option and Restricted Stock Plan and our Omnibus Equity Compensation Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and report changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of reports furnished to us and written or oral representations that no other reports were required for such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners have been complied with, except for two late Form 4 filings by each of Mr. Desch, Mr. Twyver and Mr. Stonestom and one later Form 4 filing by each of Mr. Flynn, Mr. Heredia and Mr. Stonestrom, Mr. Aronstam, Mr. Paget, Mr. Smith-Petersen and Mr. Brant.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 15, 2005, the number of shares of Common Stock of the Company which were owned beneficially by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director, (iii) certain executive officers of the Company, and (iv) all directors and officers as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned, subject to the community property laws, where these rules apply.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Shares Owned (1) (2)
Oak Investment Partners XI, Limited Partnership (3)	7,336,624	(4)	16.29%
Sevin Rosen Funds (5)	2,980,413	(6)	7.89%
Meritech Capital Partners L.P. (7)	1,863,061		4.95%
Eric D. Stonestrom (8)	931,500	(9)	2.4%
Peter Aronstam (8)	383,250	(10)	1.0%
Jonathan Paget (11)	152,702	(12)	*
Henrik Smith-Petersen (11)	392,291	(13)	1.0%
David Brant (11)	221,066	(14)	*
H. Berry Cash (15)	72,634	(16)	*
Matthew Desch (8)	294,382	(17)	*
Michael T. Flynn (18)	75,000	(19)	*
Guillermo Heredia (20)	28,125	(21)	*
Thomas Huseby (22)	308,980	(23)	*
David A. Twyver (24)	110,732	(25)	*
Randall E. Curran (26)	6,667	(27)	*
All directors and executive officers as a group (12 persons)	2,977,329		7.5%
________________
* Indicates less than 1% of outstanding shares owned.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from Apirl 15, 2005 upon exercise of options, warrants and convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from April, 15 2005 have been exercised.
(2) Applicable percentage ownership is based on 38,000,253 shares of Common Stock outstanding as of April 15, 2005.
(3) The address of Oak Investment Partners XI, Limited Partnership is c/o Oak Management Corporation, One Gorham Island, Westport, CT 06880. The names of the parties who share power to vote and share power to dispose of the shares held by Oak Investment Partners XI, Limited Partnership are Fredric W. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, Gerald R. Gallagher and David B. Walrod, all of whom are managing members of Oak Associates XI, LLC, the General Partner of Oak Investment Partners XI, Limited Partnership. Fredric W. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, Gerald R. Gallagher and David B. Walrod disclaim beneficial ownership of the securities held by such partnership in which Fredric W. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, Gerald R. Gallagher and David B. Walrod do not have a pecuniary interest.
(4) Includes (i) 7,300,000 shares of common stock issuable on the conversion of the Company’s Series A Preferred Stock, (ii) 35,918 shares of common stock owned by Oak Investment Partners VIII, Limited Partnership and (iii) 696 shares of common stock owned by Oak VIII Affiliated Fund.

(5) The address of Sevin Rosen Funds is 13455 Noel Road, Suite 1670, Dallas, TX 75240.
(6) Includes purchases made by Sevin Rosen Bayless Management Company, Sevin Rosen Fund VL.P., Sevin Rosen Fund VIL.P., Sevin Rosen V Affiliates Fund and Sevin Rosen VI Affiliates Fund L.P., each of which is an affiliate of Sevin Rosen Funds.
(7) The address of Meritech Capital is 428 University Avenue, Palo Alto, CA 94301.
(8) The addresses of Messrs. Desch, Stonestrom, and Aronstam is 777 Yamato Road, Suite 105, Boca Raton, FL 33431.
(9) Includes 418,000 shares of common stock issuable on exercise of presently exercisable stock options and (ii) 3,300 shares held by family members.
(10) Includes 373,250 shares of common stock issuable on exercise of presently exercisable stock options.
(11) The addresses of Messrs. Paget, Smith-Petersen, and Brant is Cambridge House, Oxford Road, Uxbridge, Middlesex UB8 1UN, England.
(12) Includes 71,611 shares of common stock issuable on exercise of presently exercisable stock options.
(13) Includes 382,291 shares of common stock issuable on exercise of presently exercisable stock options.
(14) Includes 164,270 shares of common stock issuable on exercise of presently exercisable stock options.
(15) The address of Mr. Cash is 3000 Sand Hill Road #3-255, Menlo Park, CA 94025. Mr. Cash is a general partner of InterWest Management Partners VI, LLC.
(16) Includes (i) 1,570 shares held by Interwest Venture Management Company Profit Sharing Plan and (ii) 70,000 shares of common stock issuable on exercise of presently exercisable stock options.
(17) Includes 218,750 shares of common stock issuable on exercise of presently exercisable stock options.
(18) The address of Mr. Flynn is One Allied Drive, Little Rock, AR 72202.
(19) Includes 55,000 shares of common stock issuable on exercise of presently exercisable stock options.
(20) The address of Mr. Heredia is Newton #54-4, Polanco, D.F, Mexico 11560.
(21) Includes 28,125 shares of common stock issuable on exercise of presently exercisable stock options.
(22) The address of Mr. Huseby is 777 108th Avenue N.E., Suite 1895, Bellevue, WA 98004.
(23) Includes 70,000 shares of common stock issuable on exercise of presently exercisable stock options.
(24) The address of Mr. Twyver is P.O. Box 2447, Friday Harbor, WA 98250.
(25) Includes 100,000 shares of common stock issuable on exercise of presently exercisable stock options.
(26) The address of Mr. Curran is 3 Sandy Lake Road, Cherry Hills, CO 80110.
(27) Includes 6,667 shares of common stock issuable on exercise of presently exercisable stock options.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ended December 31, 2002, 2003, and 2004 the aggregate compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers who were serving at December 31, 2004 (collectively, the "Named Executive Officers").

Name and Principal Position	Fiscal Year	Salary		Bonus		Securities Underlying Options	All Other Compensation

Eric D. Stonestrom,	2004	$330,000		$158,500	(1)	45,000	-
President & CEO	2003	$300,000		$ 10,000		0	-
	2002	$300,000		$ 0		200,000	-

Peter Aronstam,	2004	$220,000		$108,500	(3)	33,000	-
Senior Vice President & CFO	2003	$200,000		$ 30,000		0	-
	2002	$245,000	(2)	$ 0		60,000	-

Jonathan Paget, (4)	2004	$306,449		$121,156	(5)	36,000	-
Executive Vice President & COO	2003	$296,333		$ 10,000		0	-
	2002	$258,577		$ 0		291,202	-

Henrik Smith-Petersen, (4)	2004	$255,204		$ 70,688	(6)	30,000	-
President, Asia Pacific	2003	$246,780		$ 90,661		0	-
	2002	$220,050		$ 21,778		60,000	-

David Brant, (2)	2004	$208,511		$ 84,430	(7)	25,000	-
Vice President, Finance and Controller	2003	$201,628		$ 15,000		0	-
	2002	$171,789		$ 0		50,000	-

________________
(1) Includes (i) $10,000 paid in connection with the Proximity acquisition and (ii) $94,776 paid in February 2005.
(2) Mr. Aronstam’s annualized salary for 2002 reflects a reduction of salary from $260,000 to $200,000 on October 1, 2002.
(3) Includes (i) $6,000 paid in connection with the Proximity acquisition, (ii) a $20,000 sales bonus and (iii) $53,575 paid in February 2005.
(4) Salary and bonus amounts for Messrs. Paget, Smith-Petersen, and Brant reflect a conversion rate from U.K. pounds to U.S. dollars of (Pounds)1: $1.6300 in 2002, (Pounds)1:1.828 in 2003 and (Pounds)1:1.1.8904, as applicable.
(5) Includes (i) $6,238 paid in connection with the Proximity acquisition and (ii) $74,484 paid in February 2005.
(6) Such bonus payments relate to commission earned on sales revenue.
(7) Includes (i) $6,238 paid in connection with the Proximity acquisition and (ii) $50,680 paid in February 2005.

Option Grants During 2004 Fiscal Year

The table below sets forth the following information with respect to options granted to the Named Executive Officers during the year ended December 31, 2004:

•	The number of shares of common stock underlying options granted during the year;

•	The percentage that such options represent of all options granted to employees during the year;

•	The exercise price of each option; and

•	The expiration date of each option.

•
The potential realizable value of each grant of options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at both a 5% and a 10% annualized rate

					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Share)	Expiration Date	5%	10%
Eric D. Stonestrom	45,000 (2)	7.3%	$5.08	5/24/14	$143,765	$364,329
Peter Aronstam	33,000 (2)	5.4%	$5.08	5/24/14	$105,428	$267,175
Jonathan Paget	36,000 (2)	5.8%	$5.08	5/24/14	$115,012	$291,464
Henrik Smith-Petersen	30,000 (2)	4.9%	$5.08	5/24/14	$95,844	$242,886
David Brant	25,000 (2)	4.1%	$5.08	5/24/14	$89,870	$202,405
________________
(1) A total of 616,450 options were granted to employees of the Company in the fiscal year ended December 31, 2004. Included in this number are 45,000 options that were granted to a director who is also an employee of the Company.
(2)  25% of the options will vest on May 24, 2005 and an additional 1/48th of the options will vest on each month thereafter.

Aggregated Options Exercises in Fiscal 2004 and Fiscal Year Ending Option Values

The following table provides information as to the number and value of all outstanding options exercised during fiscal year 2004 by the Named Executive Officers. We have not granted any stock appreciation rights.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options At Fiscal Year-End ($) Exercisable/ Unexercisable
Eric D. Stonestrom	90,000	$312,814	464,167/307,500	1,238,909/207,500
Peter Aronstam	0	$0	338,438/79,562	951,306/194,489
Jonathan Paget	281,091	$1,256,499	52,799/70,812	241,964/184,786
Henrik Smith-Petersen	0	$0	354,999/75,000	675,508/190,167
David Brant	49,999	$231,495	145,313/58,022	319,118/146,862

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of March 1, 2005 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	4,382,680	3.6451	3,902,454
Equity compensation plans not approved by security holders (2)	745,386	3.0141	0
________________
(1) In 1998, 2000 and 2004, respectively, the Company’s shareholders approved the 1998 Plan, the Employee Stock Purchase Plan and the Omnibus Equity Compensation Plan, respectively.
(2) Issued pursuant to the Company’s 2001 Supplemental Stock Option Plan and the Company’s 2003 Supplemental Stock Option Plan.

The 2001 Supplemental Stock Option Plan

The 2001 Plan provides for the grant to our non-officer employees and consultants of non-statutory stock options. The 2001 Plan provides for the grant of options for up to 901,465 shares of common stock, all of which options have been granted as of the date hereof. The Compensation Committee administers the 2001 Plan. The Compensation Committee determines the terms of options granted under the 2001 Plan, including the number of shares subject to the option, exercise price, term, and exercisability. The exercise price may be equal to, more than or less than 100% of fair market value on the date the option is granted, as determined by the Compensation Committee. The Compensation Committee has the authority to amend or terminate the 2001 Plan, provided that shareholder approval shall be required if such approval is necessary to comply with any tax or regulatory requirement. If not terminated earlier, the 2001 Plan will terminate February 7, 2011.

The 2003 Supplemental Stock Option Plan

The 2003 Plan provides for the grant to our non-officer employees, new hires, and consultants of non-statutory stock options. The 2003 Plan provides for the grant of options for up to 241,500 shares of common stock, all of which options have been granted as of the date hereof. The Compensation Committee administers the 2003 Plan. The Compensation Committee determines the terms of options granted under the 2003 Plan, including the number of shares subject to the option, exercise price, term, and exercisability. The exercise price may be equal to, more than or less than 100% of fair market value on the date the option is granted, as determined by the Compensation Committee. The Compensation Committee has the authority to amend or terminate the 2003 Plan, provided that shareholder approval shall be required if such approval is necessary to comply with any tax or regulatory requirement. If not terminated earlier, the 2003 Plan will terminate September 1, 2013.

Employment Contracts

Effective January 12, 1998, the Company entered into an employment agreement with Mr. Stonestrom, the Company’s President and Chief Executive Officer. The employment agreement, as amended, does not specify a term of service and, as a matter of practice, Mr. Stonestrom’s salary has been adjusted from time to time by the Board of Directors. During the fiscal year ending December 31, 2004, Mr. Stonestrom’s base salary was $330,000 and he earned aggregate bonuses of $158,500. Under the terms of the employment agreement, Mr. Stonestrom is entitled to a twelve-month severance payment of base salary if his employment is terminated involuntarily. Effective February 1, 2005, Mr. Stonestrom’s base salary was increased to $380,000.

Effective February 15, 2001, the Company entered into an employment agreement with Peter Aronstam, the Senior Vice President and Chief Financial Officer of the Company. The employment agreement, as amended, does not specify a term of service and, as a matter of practice, Mr. Aronstam’s salary has been adjusted from time to time by the Board of Directors. During the fiscal year ending December 31, 2004, Mr. Aronstam’s base salary was $220,000 and he earned aggregate bonuses of $108,500. Mr. Aronstam is entitled to receive a severance payment in an amount equal to the greater of his current 12 month trailing salary plus sales bonus or $260,000.

Effective March 25, 1999, the Company entered into an employment agreement with Jonathan Paget, the Company’s Executive Vice President and Chief Operating Officer. The employment agreement does not specify a term of service. For the fiscal year ended December 31, 2004, Mr. Paget received a base salary of $310,599 and earned aggregate bonuses of $121,156. Under the terms of the agreement, Mr. Paget is entitled to receive nine months of severance in the event the Company terminates his employment without cause. Under the terms of the agreement, as amended, Mr. Paget is entitled to nine months of severance payments in the event the Company terminates his employment without cause.

Effective January 22, 1998, the Company entered into an employment agreement with Henrik Smith-Petersen, the Company’s President of Asia Pacific. The employment agreement does not specify a term of service. For the fiscal year ended December 31, 2004, Mr. Smith-Petersen received a base salary of $258,660 and sales commissions in the amount of $70,688. Under the terms of the agreement, in the event the Company terminates Mr. Smith-Petersen’s employment without cause, Mr. Smith-Petersen is entitled to receive nine months of base salary plus certain commissions for sales recognized by the Company’s Asia business division.

Effective January 21, 1998, and amended as of February 15, 2001, the Company entered into an employment agreement with David Brant, the Company’s Vice President of Finance and Controller. The employment agreement does not specify a term of service. For the fiscal year ended December 31, 2004, Mr. Brant received a base salary of $211,335 and earned aggregate bonuses of $208,511. Under the terms of the agreement, in the event the Company terminates Mr. Brant’s employment without cause, Mr. Brant is entitled to a severance payment in the amount of nine months of his base salary at the time of termination.

Report on Repricing of Options

The following table sets forth information regarding all “repricing” of options held by any Named Executive Officer since the Company became a reporting company pursuant to the Exchange Act on July 20, 2000. The table heading and the column heading below use the term “repricing” as required by the applicable regulation; however, the options described below was a cancellation and regrant of options.

10-Year Option Repricings
Name	Date of Repricing	Number of Securities Underlying Options Repriced or Amended	Market Price of Stock At Time of Repricing or Amendment	Exercise Price At Time of Repricing or Amendment	New Exercise Price	Length Of Original Option Term Remaining At Date of Repricing or Amendment (Years)
Jonathan Paget Executive Vice President & COO	7/19/02	31,335 (1)	$1.04	$3.60	$1.04	7.84
Jonathan Paget	7/19/02	48,000 (2)	$1.04	$4.38	$1.04	9.18
Jonathan Paget	7/19/02	80,000 (3)	$1.04	$6.00	$1.04	8.91
Jonathan Paget	7/19/02	101,867 (4)	$1.04	$9.60	$1.04	8.55
________________
(1) Pursuant to the voluntary option exchange discussed below, 41,779 options previously held by Mr. Paget were cancelled as of July 19, 2002 and 31,355 new options were issued.
(2) Pursuant to the voluntary option exchange discussed below, 60,000 options previously held by Mr. Paget were cancelled as of July 19, 2002 and 48,000 new options were issued.
(3) Pursuant to the voluntary option exchange discussed below, 100,000 options previously held by Mr. Paget were cancelled as of July 19, 2002 and 80,000 new options were issued.
(4) Pursuant to the voluntary option exchange discussed below, 127,333 options previously held by Mr. Paget were cancelled as of July 19, 2002 and 101,867 new options were issued.

On December 13, 2001, the Company offered a group of Qualifying Employees (defined below) the opportunity to exchange all, but not less than all, of the Eligible Options (defined below) held by such employees for new options to be granted under the 1998 Stock Option Plan or the 2001 Supplemental Stock Option Plan. The exchange offer expired on January 18, 2002.

Except as noted below, virtually all of the employees of the Company and its subsidiaries during the exchange offer period were considered Qualifying Employees. Members of the Company’s Board of Directors, Mr. Stonestrom and Mr. Aronstam were not deemed to be Qualifying Employees and were not entitled to participate in the exchange offer. The Eligible Options were all the options granted under the 1998 Stock Option Plan or 2001 Supplemental Stock Option Plan between October 1, 1999 and December 13, 2001.

The Company offered to issue a varying amount of new options with respect to each Eligible Option, which offers varied based upon the original exercise price and/or issue date of the subject Eligible Option. The issuance date of the new options was July 19, 2002, approximately six months after the exchange offer expired, and the exercise price of all of the new options was set at $1.039, the closing market price of the Company’s common stock on July 19, 2002.

34 employees of the Company participated in the exchange offer, including one of the Company’s Named Executive Officers. Pursuant to the exchange offer, 665,796 options were cancelled and 524,875 new options were issued.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors or compensation committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Compensation Committee Report on Executive Compensation

The Company’s Compensation Committee is comprised of three directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and “outside directors”. The Compensation Committee's role is to review and approve practices and policies related to compensation primarily for executive officers, including the Chief Executive Officer and the Named Executive Officers. The Compensation Committee has retained Frederick W. Cook & Co., Inc. as an independent consultant to assist the Committee in fulfilling its responsibilities.

Compensation Philosophy

The Compensation Committee’s philosophy is that executive compensation plans should be designed and administered to attract, motivate and retain highly qualified executives. Base salaries are maintained at competitive market levels and any incentives are linked closely to financial performance. The Company maintains a pay-for-performance culture, where a significant portion of executive compensation is linked to performance. This emphasis on at-risk compensation supports the Company's goal to control costs, which is critical to the Company’s continued success. It is also the Committee's practice to provide a balanced mix of cash and equity-based compensation that the Committee believes appropriate to align the short- and long-term interests of the Company’s executives with that of its shareholders and to encourage executives to act as equity owners of the Company. The Company’s executive compensation program consists of the core elements described below.

Base Salaries

In determining base salaries, the Company identifies a reasonable range around the median for comparable executive positions in a comparison group of companies. In 2004, the Compensation Committee compared the Company’s senior management compensation levels with those of a group of twelve companies (the “Compensation Comparison Group”) generally considered to be comparable to the Company, most of which are included in the Nasdaq Telecommunications index.

Officer salaries are generally set within the median range based on individual performance and experience. Annual salary increases, if any, are determined based on a variety of factors including average increases in comparison companies, individual performance, competitiveness of the officer's salary, the Company's financial condition and operating results, and other variable components of compensation.

In 2004, the Chief Executive Officer and the Chief Financial Officer were awarded a 15.1% and 9.1% base salary increase, respectively. Other than the CEO and the CFO, there were no salary increases in 2004 for the Named Executive Officers.

Annual Incentives

Annual performance incentives are tied to the Company’s overall performance. For fiscal 2004, pursuant to the Company’s 2004 bonus plan, bonuses were payable to eligible participants (“Eligible Participants”) based on a formula that took into account the Company’s annual revenue and gross profit on its non-Proximity related business as compared to target thresholds established by the Compensation Committee at the beginning of the fiscal year (the “Factors”). Eligible Participants included the President, the executive level team and any non-commissioned employees serving a Vice President, Senior Director or Director. Each of the Named Executive Officers, other than Henrik Smith-Petersen who is a commissioned employee, were Eligible Participants. Different multipliers (the “Position Multiplier”) were applied to each of the Factors, with the specific multipliers depending on the individual’s position within the Company.

The Position Multiplier for the Chief Executive Officers and each of the Named Executive Officers, other than Henrik Smith-Petersen, under the 2004 bonus plan were as follows:

Position Multiplier
Eric Stonestrom	0.6
Peter Aronstam	0.5
Jonathan Paget	0.5
David Brant	0.5

Payments under the 2004 bonus plan were determined in accordance with the following formula:

Aggregate Bonus Payment = Revenue Component + Gross Profit Component

where:

Revenue Component =: (2004 Base Salary) x (Position Multiplier) x (Revenue Achievement Factor) x .5

Gross Profit Component=  (2004 Base Salary) x (Position Multiplier) x (Gross Profit Achievement Factor) x ..5

Under the 2004 bonus plan, the applicable Revenue Achievement Factor could have ranged from zero, to 1.5 based on pre-established revenue thresholds. Based on the Company’s 2004 annual revenue, the Revenue Achievement Factor under the 2004 bonus plan equaled 1.5.

In order for the Gross Profit Achievement Factor to be greater than zero, the Company’s 2004 gross profit from its non-Proximity related business must have equaled or exceeded a pre-established minimum target threshold. The realized Gross Profit Achievement Factor under the 2004 bonus plan was zero.

Accordingly, the bonus amounts paid to the Chief Executive Officer and each of the Named Executive Officers, other than Henrik Smith-Petersen, under the 2004 bonus plan were as follows:

	Revenue Component			Gross Profit Component			Total
	Base Salary	Position Multiplier	Revenue Achievement Factor	Base Salary	Position Multiplier	Gross Profit Achievement Factor
Eric Stonestrom	$330,000	0.6	1.5	$330,000	0.6	0	$148,500
Peter Aronstam	$220,000	0.5	1.5	$220,000	0.5	0	$82,500
Jonathan Paget	$306,499	0.5	1.5	$306,599	0.5	0	$114,919	*
David Brant	$208,511	0.5	1.5	$208,511	0.5	0	$78,192	*

*Bonus amounts for Messrs. Paget and Brant reflect a conversion rate from U.K. pounds to U.S. dollars of (Pounds)1: $1.8904.

Long-Term Incentive Awards

In 2004, long term-term incentive awards for each member of senior management consisted of a grant of stock options. In consultation with the independent consultants and management, the Compensation Committee determines the value of the award to be granted to each recipient.

The Compensation Committee has determined that, in any calendar year, the Company shall not grant awards pursuant to any of its equity compensation plans which would entitle recipients of such awards to receive, upon the grant of the award or upon the future vesting, exercise or conversion of the award, in the aggregate more than 3% of the total number of shares of Common Stock outstanding as of December 31 of the previous calendar year. In addition, the Company shall not grant awards of restricted stock and deferred stock, including restricted stock units, which, in the aggregate, would entitle the award holders to receive a number of shares of Common Stock greater than one-third of the aggregate number of shares of Common Stock issuable upon the grant of any awards made in the subject calendar year or upon the future vesting, exercise or conversion of any awards made in the subject calendar year. Finally, at the time of each award, the sum of the total number of (i) shares of Common Stock issuable upon the exercise of outstanding stock options, (ii) shares of restricted stock outstanding and (iii) shares issuable subject to deferred stock awards, including restricted units, shall not exceed 15% of the total number of shares of Common Stock outstanding.

Stock Options. Options granted in 2004 were granted pursuant to the Company’s Omnibus Equity Compensation Plan and vest over a four-year period, with 25% becoming exercisable on the first anniversary of the grant date (the “First Anniversary”) and 1/48 becoming exercisable in each month following the First Anniversary. All options granted in 2004 have a ten-year term. All options in 2004 were granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

Chief Executive Officer Compensation

In determining Mr. Stonestrom's overall annual compensation, the Compensation Committee considered Mr. Stonestrom's performance as the Chief Executive Officer in 2004, taking into account the Company's growth, spending by operators on telecommunications equipment, and the competitive environment. In addition, the Compensation Committee reviewed publicly disclosed salaries of Chief Executive Officers of the Compensation Comparison Group. The Compensation Committee believes that the aggregate compensation paid to Mr. Stonestrom as President and Chief Executive Officer for the fiscal year ending 2004 was reasonable compared to the compensation paid to other chief executive officers of public companies that compete in the same area of business as the Company.

Corporate Tax Considerations

The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for any of the CEO or the next four most highly-compensated officers of the Company. Internal Revenue Code Section 162(m) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are "performance-based."

The Compensation Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs; but reserves the right to award compensation that is not deductible under 162(m) if it’s determined to be the in best interests of the Company and its shareholders. At the present time, the Company is not at risk of losing a deduction under 162(m) because no individual covered by the law receives compensation in excess of $1 million.

The Compensation Committee

H. Berry Cash
Matthew J. Desch
Thomas S. Huseby

Certain Relationships and Related Party Transactions

Loans to Related Parties

In connection with the purchase of 1.5 million shares of the Company’s common stock (the “Purchased Shares”), on April 27, 1999, Mr. Stonestrom incurred $130,000 of indebtedness to the Company. On July 16, 2004, Mr. Stonestrom repaid $43,333 of such indebtedness to the Company and, accordingly, the aggregate outstanding amount of such indebtedness as of the date of this report is $86,667. The indebtedness is evidenced by a promissory note which is payable upon the earlier of Mr. Stonestrom’s termination or bankruptcy or various events constituting a change in control of the Company or a majority of its assets. No interest is due under the notes unless Mr. Stonestrom enters into various insolvency related proceedings, which proceedings trigger an obligation to pay interest at the highest rate allowed by the State of Delaware. As security for the note, Mr. Stonestrom has granted the Company a first priority security lien in (i) the Purchased Shares, (ii) all securities of the Company subsequently acquired by Mr. Stonestrom, and (iii) all proceeds from the sale of the Purchased Shares.

Code of Ethics

The Company maintains a code of conduct (the “Code”) that applies to its Directors, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, as well as to all of the other employees of the Company. This Code, a copy of which is available on our web site at www.airspan.com, addresses, among other things: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) compliance with applicable governmental laws, rules, and regulations; (iii) the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; (iv) accountability for adherence to the Code; and (v) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the Commission and in other public communications we make. In the event we ever waive compliance by our Directors, our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller with the Code, we will disclose the waiver on our website at the web address provided above. (The URL above is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to our website. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and is not to be part of this report and is not incorporated herein by reference).

PERFORMANCE GRAPH

The following graph depicts the Company's stock price performance from July 20, 2000 (the date on which quotations for the Common Stock first appeared on the NASDAQ National Market) through December 31, 2004 relative to the performance of the NASDAQ Stock Market (U.S. Companies), and the NASDAQ Telecommunications Index (published by NASDAQ) for the same period. All indices shown in the graph have been reset to a base of 100 as of July 20, 2000, and assume an investment of $100 on that date and the reinvestment of dividends paid since that date.

APPROVAL AND RATIFICATION OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

(Proposal No. 2)

As recommended by the Audit Committee, the Board of Directors has designated, subject to the approval of and ratification by the shareholders, the firm of Ernst & Young as independent auditors to audit and report on the Company’s financial statements for the fiscal year ending December 31, 2005. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is being submitted to the shareholders by the Board in order to give shareholders an opportunity to express their approval or disapproved of the selection of Ernst & Young by the Board of Directors.

The Audit Committee selected Ernst & Young as the best firm to deliver independent audits in light of factors such as the auditor’s depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transaction issues and location of key personnel.

Ernst & Young has no direct or indirect financial interest in the Company or in any of its subsidiaries, nor has it had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee director, officer or employee. The Company anticipates representatives of Ernst & Young will be present at the meeting of shareholders and will be afforded an opportunity to make a statement, if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

In the event that the shareholders of the Company do not approve of and ratify the selection of Ernst & Young, the Board of Directors will reconsider who the Company should designate as its independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE APPROVAL AND RATIFICATION OF ERNST & YOUNG, LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

APPROVAL OF AMENDMENT TO
CERTIFICATE OF DESIGNATION TO
MODIFY THE VOTING RIGHTS OF THE HOLDERS OF THE SERIES A PREFERRED STOCK

(Proposal No. 3)

The Board of Directors has approved, subject to shareholder approval, an amendment to the Company’s Certificate of Designation to modify the voting rights of the holders of the Series A Preferred Stock as more specifically described in the section below entitled “Proposed Amendment to the Certificate of Designation.” If approved by the shareholders, the amendment will become effective upon the filing of Articles of Amendment with the Washington Secretary of State, which would occur as soon as practicable following the Annual Meeting.

A summary of the proposed amendment to the Certificate of Designation is set forth below. The Company urges you to carefully review the text of the Certificate of Designation, as proposed to be amended, a copy of which is attached to this Proxy Statement as Appendix B.

Background of the Series A Preferred Stock Issuance

On Monday, September 13, 2004, the Company consummated the private sale of 73,000 shares of Series A Preferred Stock to Oak Investment Partners XI, Limited Partnership (“Oak”) for aggregate gross proceeds of $29.2 million pursuant to the terms of a Preferred Stock Purchase Agreement, effective September 10, 2004, between the Company and Oak (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, Oak purchased 73,000 shares of Series A Preferred Stock, which are convertible into 7,300,000 shares of common stock, for $400 per share of preferred stock or $4 per share of common stock equivalent. The per common stock equivalent price was established at a discount of approximately 10% off the trailing 10 day volume weighted average closing price for the common stock on September 9, 2004.

The Company has never paid any dividends on its Common Stock or Series A Preferred Stock and, accordingly, there are no arrears in dividends payable to holders of the Series A Preferred Stock.

Relevant Provisions of the Current Certificate of Designation

In connection with this transaction, on September 13, 2004, the Company filed the Certificate of Designation with the Washington Secretary of State, setting forth the designations, relative rights, preferences, and limitations applicable to the Series A Preferred Stock.

Pursuant to the Section 11 of the Certificate of Designation, holders of the Series A Preferred Stock are entitled to vote on matters presented to the holders of common stock as if the Series A Preferred Stock was converted into the common stock.

As set forth in the Certificate of Designation, holders of the Series A Preferred Stock may convert the stock into shares of the Company’s common stock at any time at the rate of 100 shares of common stock for each share of Series A Preferred Stock (the “Conversion Rate”). After 24 months, the Series A Preferred Stock will automatically convert into shares of the Company’s common stock at the Conversion Rate if the common stock trades above $12.00 per share for 30 consecutive days. To the extent that the holders of the Series A Preferred Stock do not participate fully with other the Company stockholders with respect to dividends paid, the Conversion Rate may be appropriately adjusted upon the occurrence of any of the following events: (i) the Company’s payment of common stock dividends and distributions, (ii) common stock splits, subdivisions or combinations and (iii) reclassification, reorganization, change or conversion of the common stock.

Proposed Amendment to the Certificate of Designation

Effective September 23, 2004, the Company and Oak agreed to amend (the “Amendment”) the Purchase Agreement.

To ensure compliance with NASDAQ Marketplace Rules, the Company, Oak and each subsequent holder of the Series A Preferred Stock (collectively, the “Parties”) agreed, pursuant to the Amendment, that the holders of the Series A Preferred Stock will only vote on matters presented to the holders of common stock as if the Series A Preferred Stock was converted into the common stock at the rate of 1 share of Series A Preferred Stock to 86 shares of common stock (the “Voting Conversion Rate”).

The Parties further agreed pursuant to the Amendment that the holders of the Series A Preferred Stock shall abstain from voting with respect to any remaining votes to which the holders of the Series A Preferred Stock may be entitled under the Articles. The Parties additionally agreed that the Voting Conversion Rate will be adjusted from time to time in the same manner and under the same circumstances as the Conversion Rate is adjusted pursuant to the Articles.

Pursuant to the Amendment, the Parties agreed to use their reasonable efforts to amend the Company’s Certificate of Designation to provide that holders of the Series A Preferred Stock are entitled to vote on matters presented to the holders of common stock as if the Series A Preferred Stock was converted into the common stock at the Voting Conversion Rate rather than the Conversion Rate. In furtherance of such objectives, the Parties agreed to seek shareholder approval of the amendment of the Certificate of Designation at this Annual Meeting.

Accordingly, the shareholders are being asked to approve an amendment to Section 11 of the Certificate of Designation to read in its entirety as follows:

Holders of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Corporation’s Common Stock, including with respect to the election of directors of the Corporation, on an as if converted basis based on the Voting Conversion Rate (defined below) in effect on the record date of such vote. Each share of Series A Preferred Stock shall initially be entitled to cast 86 votes (as adjusted from time to time hereunder, the “Voting Conversion Rate”). The Voting Conversion Rate shall be adjusted from time to time in the same manner and under the same circumstances as the Conversion Rate is adjusted. Notwithstanding the voting group rights set forth in Section 23B.11.035 of the WBCA, holders of Series A Preferred Stock will not have, by virtue of the WBCA or this Section 11, the right to vote separately as a series on any proposed plan of merger or plan of share exchange. Except as otherwise provided herein, to the maximum extent permitted by law, holders of Series A Preferred Stock will not have any rights to vote separately as a series with respect to any matter submitted to a vote of the holders of the Corporation’s outstanding securities.

Pursuant to the Amendment, the holder of the Series A Preferred Stock has irrevocably committed to vote in favor of the amendment to Section 11 of the Certificate of Designation.

For as long as the Series A Preferred Stock is outstanding, the general effect of this amendment to Section 11 of the Certificate of Designation on existing holders of the Common Stock will be to proportionately increase the voting power of each share of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS
THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR”
THE AMENDMENT TO THE CERTIFICATE OF DESIGNATION
MODIFYING THE VOTING RIGHTS OF THE HOLDERS OF THE SERIES A PREFERRED STOCK

OTHER MATTERS

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company's Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 31, 2004 accompanies this Notice of Annual Meeting and Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to:

Airspan Networks Inc
777 Yamato Road, Suite 105
Boca Raton, FL 33431
Attention: Chief Financial Officer.

By Order of the Board of Directors

Peter Aronstam
May 9, 2005	Corporate Secretary

APPENDIX A

Airspan Networks Inc.
Audit Committee Charter

Amended and Restated in January 2005

Organization

There shall be a committee of the Board of Directors to be known as the “Audit Committee”. The Audit Committee shall be composed of at least three members of the Board of Directors. Each director who serves on the Audit Committee must be affirmatively determined by the Board of Directors to satisfy the requirements governing independence of audit committee members established by the National Association of Securities Dealers and the Securities and Exchange Commission (the “Commission”), including those issued pursuant to Rule 10A-3 of the Securities Exchange Act of 1934.

In addition to satisfying the foregoing independence requirements, each member of the Audit Committee must be financially literate. Moreover, the Audit Committee shall contain at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Each member of the Audit Committee must not have participated in the preparation of the financial statements of the Company or of any current subsidiary of the company at any time during the past three years.

The members of the Audit Committee shall be elected by the Board of Directors, upon recommendation of the Governance and Nominating Committee. Unless a Chairperson is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership. The duties and responsibilities of a member of the Audit Committee are in addition to those duties of such member as a member of the Board of Directors.

Statement of Policy

The Audit Committee shall provide assistance to the directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, and investment community relating to (i) the quality and integrity of the Company’s financial statements and corporate accounting practices, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, and the financial Management of the Company. The Audit Committee will also prepare the report the Securities and Exchange Commission (the “Commission”) rules require to be included in the Company’s annual proxy statement.

Meetings

The Audit Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All Audit Committee members are expected to attend each meeting, in person or via teleconference. The Audit Committee will invite members of Management, auditors or others to attend meetings and provide pertinent information, as necessary. The Audit Committee will meet separately, periodically, with Management, with internal auditors and with the Company’s independent auditors. The Audit Committee will also meet periodically in executive session.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

While the fundamental responsibility for the Company’s financial statements rests with the Company’s Management and the independent auditors and while the Internal and independent auditors are responsible for conducting audits, the Audit Committee shall have the following authority and responsibilities:

1. Confirm and assure the independence of the independent auditor. With respect to the independence of the independent auditor, the Audit Committee must:

(a)
Ensure that the independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditor and the Corporation complying with Independence Standards Board Standard No. 1, as may be modified or supplemented;

(b)	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and

(c)	Recommend that the Board of Directors take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

2. Inquire of Management and the independent auditor about significant risks or exposures and assess the steps Management has taken to minimize such risk of the Company.

3. Consider and revise with the independent auditor:

2

(a)	The adequacy of the Company’s internal controls including computerized information system controls and security; and

(b)	Related findings and recommendations of the independent auditor together with Management’s responses.

4. Consider and review with Management and the independent auditor:

(a)	Significant findings during the year, including the status of previous audit recommendations;

(b)	Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

5. Review and assess significant conflict-of-interest and related-party transactions, as well as current violations of company policy, if any.

6. Assess the performance of the Audit Committee on an annual basis.

7. Set guidelines of Audit Committee education and orientation to assure understanding of the business and the environment in which the company operates through the review of and receipt of accounting, legal, tax and other developments of major significance of the Company.

8. Report periodically to the Board of Directors on significant results of the foregoing activities.

9. Ensure that financial Management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by Management.

10. Inquire as to the independent auditor’s independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles, the consistency of the Company’s accounting policies, and the clarity and completeness of the Company’s financial statements and related disclosure practices used or proposed to be adopted by Management in connection with the independent auditors review of interim and audit of annual financial statements prior to filing its Form 10-Q and 10-K respectively. Involve, as appropriate, members of Management including the President, CFO and legal counsel in the quarterly discussions.

11. Determine, with regard to new transactions or events, the independent auditor’s reasoning for the appropriateness of the accounting principles and disclosure practices adopted by Management.

12. Recommend the selection of the independent auditor for approval by the Board of Directors, approve the compensation of the independent auditor and review and approve the discharge of the independent auditor.

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13. Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

14. Review with Management and the independent auditor the results of annual audits and related comments in consultation with other committees as deemed appropriate including:

(a)	The Company’s audited annual financial statements and related footnotes;

(b)	The independent auditor’s audit of, and report on the financial statements;

(c)	Any significant changes required in the independent auditor’s audit plans;

(d)
Any difficulties or disputes with Management encountered during the course of the audit; and other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

15. Review annual filings with the Commission and other published documents containing the Company’s financial statements and consider whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the Commission.

16. Review the financial statements to be included in interim reports with Management and the independent auditor before those interim reports are released to the public or filed with the Commission or other regulators and consider whether to recommend to the Board of Directors that such financial statements be included in such interim reports to be filed with the Commission.

17. Disclose in the Company’s annual proxy statement whether all members of the Audit Committee are independent. Also disclose that the Audit Committee is governed by a written charter and include a copy of the charter in the proxy at least once every three years.

18. Include a report in the Company’s annual proxy statement stating whether:

(a)	The Audit Committee reviewed and discussed the audited financial statements with Management;

(b)
The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, Communications with Audit Committees and SAS 90, Audit Committee Communication, an amendment to SAS 61 (as set forth in Article IV hereof), as may be modified or supplemented;

(c)
The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, as may be modified or supplemented, as has discussed with the independent auditor the independent auditor’s independence; and

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(d)
Based on the review and discussions referred to in paragraphs 9(a) through 9(c), Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

19. Arrange for the independent auditor to be available to the full Board of Directors at least annually at their request to help provide a basis for the Board of Directors to recommend the appointment of the independent auditor.

20. Review and update the Audit Committee Charter annually.

21. Enforce the following pre-approval policies with regards to the engagement of the Company’s independent auditor to perform services for the Company:

(a)
For audit services, the independent auditor shall provide the Audit Committee with an engagement letter during the first fiscal quarter of each year outlining the scope of the audit services proposed to be performed during such fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Committee at either its March Audit Committee meeting;

(b)	The independent auditor will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter;

(c)
For non-audit services, Company management will submit to the Audit Committee for approval (during the first quarter of each fiscal year) the list of non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process;

(d)
To ensure prompt handling of unexpected matters, the Committee delegates to the Chairman of the Audit Committee the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman will report action taken to the Audit Committee at the next Audit Committee meeting; and

(e)
The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Audit Committee. The Chief Accounting Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

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22. Conduct or authorize investigations, when deemed necessary, into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation or in discharging its responsibilities.

23. Ensure the rotation of the lead independent audit partner every five years and other partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

24. Set clear hiring policies for employees or former employees of the independent auditor.

25. Review the effectiveness for monitoring compliance with laws and regulations and the results of Management’s investigation and follow-up (including disciplinary action) or any instances of noncompliance.

26. Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

27. Review the process for communicating the Company’s code of conduct to Company personnel, and for monitoring compliance therewith.

28. Perform any other activities consistent with this Charter, the company’s Articles of Incorporation or Bylaws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is no the duty of the Audit Committee to plan or conduct audits or to determine that the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles in the Unites States of America. This is the responsibility of Management and the independent auditor. Nor is the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any between Management and the independent auditor or to assure compliance with laws and regulations.

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APPENDIX B

CERTIFICATE OF DESIGNATION
to the
ARTICLES OF INCORPORATION
of
AIRSPAN NETWORKS, INC.

(as proposed to be amended)

4.12  SERIES A PREFERRED STOCK

 1.   Designation and Rank.

(a)  4,200 shares of the preferred stock of the Corporation, par value $0.0001 per share, shall be designated and known as the “Series A Preferred Stock”.

(b)  The Series A Preferred Stock shall rank senior and prior to the common stock, par value U.S.$0.0003 per share, of the Corporation (the “Common Stock”), and all other classes or series of the capital stock (other than preferred stock) of the Corporation (now or hereafter authorized or issued), with respect to the payment of any dividends, the conversion rights set forth herein and any payment upon liquidation or redemption. The Corporation may not issue any additional classes or series of preferred stock with dividend, liquidation, redemption or conversion rights or right of payment of any kind that is senior to the Series A Preferred Stock, except pursuant to Section 12; provided, however, that the foregoing shall not, in any way, prevent the Corporation from unilaterally amending the Articles of Incorporation, authorizing and otherwise designating additional shares of Series A Preferred Stock and issuing additional shares of Series A Preferred Stock to the then existing holders of the Series A Preferred Stock and/or Registrable Securities (as such term is defined in the Preferred Stock Purchase Agreement, dated September 10, 2004, between the Company and the purchaser of the Series A Preferred Stock, the (“Purchase Agreement”) but only to the extent that such shares of Series A Preferred Stock are being issued in satisfaction of Non-Registration Fees (as such term is defined in the Purchase Agreement, “Non-Registration Fees”).

2.   Dividend Rights.

From and after the date hereof, when and if the Board of Directors declares a dividend or distribution payable with respect to the then-outstanding shares of Common Stock (other than in additional shares of Common Stock or Common Stock Equivalents (as defined in Section 4(e)(i) below), the holders of the Series A Preferred Stock shall be entitled to the amount of dividends per share in the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series A Preferred Stock could then be converted pursuant to Section 4 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

3.   Liquidation Rights.

(a)  Liquidation Events. The occurrence of any of the following events shall be deemed a “Liquidation”: (i) any liquidation, dissolution, or winding-up of the affairs of the Corporation, or (ii) unless, at the request of the Corporation, the holders of at least a majority of the Series A Preferred Stock then outstanding determine otherwise, (W) the merger, reorganization or consolidation of the Corporation (or any subsidiary or subsidiaries of the Corporation the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole) into or with another corporation, unless, as a result of such transaction the holders of the Corporation's outstanding securities immediately preceding such merger, reorganization or consolidation own (in approximately the same proportions, relative to each other, as immediately before such transaction) at least a majority of the voting securities of the surviving or resulting corporation (solely by virtue of their shares or other securities of the Corporation or the consideration received thereof in such a transaction) , (X) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all the assets of the Corporation, whether pursuant to a single transaction or a series of related transactions (which assets shall include for these purposes two thirds (66- 2/3%) or more of the outstanding voting interests of such of the Corporation's subsidiaries the assets of which constitute all or substantially all the assets of the Corporation and its subsidiaries taken as a whole), (Y) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), whether in a single transaction or pursuant to a series of related transactions, of all or substantially all the assets of any of the Corporation's subsidiaries the assets of which constitute all or substantially all of the assets of the Corporation and such subsidiaries taken as a whole, or the liquidation, dissolution or winding up of such of the Corporation's subsidiaries the assets of which constitute all or substantially all of the assets of the Corporation and such subsidiaries taken as a whole or (Z) any transaction or series of related transactions in which securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding voting securities are acquired by any person, entity or group (as the term group is defined and interpreted under Section 13(d)(3) of the Exchange Act of 1934, as amended).

(b)  Liquidation Preference.

(i) In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the holders of Common Stock, or any other class or series of stock subordinate in liquidation preference to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, with respect to each share of Series A Preferred Stock held by such holder, U.S.$400.00 (the “Original Issue Price”) (as appropriately adjusted for any combinations, divisions, or similar recapitalizations affecting the Series A Preferred Stock after issuance) and all accumulated or accrued and unpaid dividends thereon (collectively, the “Series A Liquidation Preference”).

(ii) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they are entitled pursuant to clause (b)(i) above, the holders of the Series A Preferred Stock shall share pro rata in any distribution of assets in proportion to the respective amounts which would be payable to the holders of the Series A Preferred in respect of the shares held by them if all amounts payable to them in respect of such were paid in full pursuant to clause (b)(i) above.

(iii) After the distributions described in clause (b)(i) or (b)(ii) above have been paid, subject to the rights of any other class or series of capital stock of the Corporation that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(iv) If holders of Series A Preferred Stock would receive a greater return in a Liquidation by converting such holder's shares of Series A Preferred Stock into Common Stock (in the good faith judgment of the Board of Directors, unless holders of a majority of the outstanding shares of Series A Preferred Stock object, in which case the conclusion of such holders will govern), then such shares will deemed automatically converted to Common Stock immediately before the effectiveness of such Liquidation.

(c)  Non-Cash Distributions. If any distribution to be made pursuant to this Section 3 is to be paid other than in cash or Common Stock or Common Stock Equivalents, the value of such distribution will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

(i) Securities not subject to restrictions on free marketability covered by clause (ii) below:

(1) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) trading day period ending three (3) trading days prior to the occurrence of the Liquidation;

(2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading day period ending three (3) trading days prior to the occurrence of the Liquidation; and

(3) if there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors.

(ii) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to effectuate an appropriate discount from the market value, as determined by clause (i)(1), (2) or (3) of this Section 3(c), so as to reflect the approximate fair market value thereof, as determined by the Board of Directors.

(iii) The holders of at least a majority of the outstanding Series A Preferred Stock shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 3(c), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

4.   Conversion Rights.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Right”):

(a)  Conversion Rate. Each share of Series A Preferred Stock shall initially be convertible into 100 shares of the Corporation's Common Stock (as adjusted from time to time hereunder, the “Conversion Rate”).

(b)  Automatic Conversion. If the closing price for the shares of the Corporation's Common Stock (trading on a securities exchange or through Nasdaq National Market or other national exchange or market) exceeds $12.00 per share (as adjusted for events described in Section 4(e)(ii) and 4(e)(iii) below) for any thirty consecutive trading day period that begins after September 13, 2006, then, upon such occurrence, each share of Series A Preferred Stock shall be automatically converted into Common Stock based on the then-effective Conversion Rate (an “Automatic Conversion”). The date of such conversion is herein referred to as the “Automatic Conversion Date”.

(c)  Optional Conversion. The holders of the Series A Preferred Stock shall have the right, at any time, to convert the shares of Series A Preferred Stock held by such holder into that number of shares of Common Stock into which such shares are convertible based on the then effective Conversion Rate (“Optional Conversion”). In the event of any Optional Conversion, the date of the such conversion shall be referred to as the “Optional Conversion Date”.

(d)  Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, it shall either (A) surrender the subject Series A Preferred Stock certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or (B) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on an Automatic Conversion Date, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable in connection therewith unless either the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an reasonably agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On an Automatic Conversion Date, each holder of record of shares of Series A Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series A Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Series A Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock in accordance with Section 8, plus any declared and unpaid dividends on the converted Series A Preferred Stock. A conversion, other than an Automatic Conversion, shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, or a merger, sale, financing, or liquidation of the Corporation or other event, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such transaction or the occurrence of such event.

(e)  Certain Adjustments. To the extent that the holders of Series A Preferred Stock do not participate fully with other stockholders of the Corporation with respect to dividends paid pursuant to Section 2 hereof, the following adjustments shall be made to the Conversion Rate:

(i)  Adjustment for Common Stock Dividends and Distributions. If, at any time after the original issue date of the Series A Preferred Stock (the “Original Issue Date”), the Corporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents, in each such event the Conversion Rate that is then in effect shall be appropriately increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate shall be adjusted pursuant to this Section 4(e)(i) to reflect the actual payment of such dividend or distribution.

A “Common Stock Equivalent” shall mean each share of Common Stock into which securities or property or rights are convertible, exchangeable or exercisable for or into shares of Common Stock, or otherwise entitle the holder thereof to receive directly or indirectly, any of the foregoing.

(ii) Adjustments for Stock Splits, Stock Subdivisions and Combinations. If, at any time after the Original Issue Date, the Corporation subdivides or combines the Common Stock without making a corresponding subdivision or combination of the Series A Preferred Stock, (A) in the case of a subdivision (including a stock split), the Conversion Rate in effect immediately prior to such event shall be proportionately increased and (B) in the case of a combination (including a reverse stock split), the Conversion Rate in effect immediately prior to such event shall be proportionately decreased. Any adjustment under this Section 4(e)(ii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(iii) Adjustments for Reclassification, Reorganization and Consolidation. In case of (A) any reclassification, reorganization, change or conversion of securities of the class issuable upon conversion of the Series A Preferred Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Corporation, or (B) any merger or consolidation of the Corporation with or into another entity (other than a Liquidation or a merger or consolidation with another entity in which the Corporation is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon conversion of the Series A Preferred Stock) each holder of shares of Series A Preferred Stock shall have the right to receive, in lieu of the shares of Common Stock otherwise issuable upon the conversion of its shares of Series A Preferred Stock (and accumulated or accrued and unpaid dividends then-outstanding thereunder) in accordance with Section 4(b), the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger or consolidation upon conversion by a holder of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reclassification, reorganization, change, merger or consolidation, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this clause (iii) shall similarly attach to successive reclassifications, reorganizations, changes, mergers and consolidations.

5.   Other Distributions.

In the event the Corporation provides the holders of its Common Stock with consideration that is not otherwise addressed in Section 2 or Section 4 (including, without limitation, declaring a distribution payable in securities, assets, cash or evidences of indebtedness issued by other persons or the Corporation (excluding cash dividends declared and paid by the Corporation out of retained earnings)), then, in each such case, the holders of the Series A Preferred Stock shall be entitled to a pro rata share of any such distribution as though such holders were holders of the number of shares of Common Stock of the Corporation as though the Series A Preferred Stock had been converted in whole as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

6.   Recapitalizations.

If at any time there occurs a recapitalization of the Common Stock (other than a Liquidation or a subdivision, combination, or merger or sale of assets provided for in Section 4(e)(i)-(iii) hereof) the holders of the Series A Preferred Stock shall be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of capital stock or other securities or property of the Corporation or otherwise to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4 hereof with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of Section 4 hereof (including adjustment of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

7.   No Impairment.

The Corporation will not, by amendment of the Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof.

8.   No Fractional Shares and Certificate as to Adjustments.

(a)  No fractional shares of Common Stock will be issued upon the conversion of any share or shares of the Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to such fraction multiplied by the closing price of the Corporation's Common Stock on the Nasdaq National Market (or any other national securities exchange on which the Common Stock is then traded) on the day immediately preceding the conversion. All calculations under Section 4 hereof and this Section 8(a) shall be made to the nearest cent or to the nearest share, as the case may be.

(b)  Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to Section 4 hereof, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, use its reasonable best efforts to furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

9.   Reservation of Stock Issuable Upon Conversion.

The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation.

10.   Notices.

Any notice required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be given in writing and shall be deemed to have been given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

11.   Voting Rights.

Holders of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Corporation’s Common Stock, including with respect to the election of directors of the Corporation, on an as if converted basis based on the Voting Conversion Rate (defined below) in effect on the record date of such vote. Each share of Series A Preferred Stock shall initially be entitled to cast 86 votes (as adjusted from time to time hereunder, the “Voting Conversion Rate”). The Voting Conversion Rate shall be adjusted from time to time in the same manner and under the same circumstances as the Conversion Rate is adjusted. Notwithstanding the voting group rights set forth in Section 23B.11.035 of the WBCA, holders of Series A Preferred Stock will not have, by virtue of the WBCA or this Section 11, the right to vote separately as a series on any proposed plan of merger or plan of share exchange. Except as otherwise provided herein, to the maximum extent permitted by law, holders of Series A Preferred Stock will not have any rights to vote separately as a series with respect to any matter submitted to a vote of the holders of the Corporation’s outstanding securities.

12.   Protective Provisions.

(a)  So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not (either directly or indirectly by merger, consolidation, reclassification or similar transaction) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a series:

(i)  amend its Articles of Incorporation, Bylaws or other governing documents so as to (i) increase the number of authorized shares of the Corporation's preferred stock or (ii) adversely change the rights, preferences or privileges of the Series A Preferred Stock or any holder thereof; provided, however, that the authorization and issuance of additional shares of Common Stock, and creation of any series of preferred stock (or issuing shares under any such series) that is junior in dividends, liquidation preference, redemption, conversion and payment rights and otherwise to the Series A Preferred Stock shall not be deemed to adversely change the rights, preferences or privileges of the Series A Preferred Stock; provided further, that the foregoing shall not, in any way, prevent the Corporation from unilaterally amending the Articles of Incorporation, authorizing and otherwise designating additional shares of Series A Preferred Stock and issuing additional shares of Series A Preferred Stock to the then existing holders of the Series A Preferred Stock and/or Registrable Securities, but only to the extent that such shares of Series A Preferred Stock are being issued in satisfaction of Non-Registration Fees.

(ii) create, authorize, designate, offer, sell or issue any equity security (or security convertible into or exchangeable for an equity security) that is senior to or pari passu with the Series A Preferred Stock with respect to voting rights, dividends, liquidation preference or conversion rights; provided, however, that the foregoing shall not, in any way, prevent the Company from authorizing, designating, offering, selling or issuing any Common Stock or any series of preferred stock (or issuing shares under any such series) that is pari passu with the Series A Preferred Stock with respect to voting rights and/or dividends provided that such Common Stock or series of preferred stock is junior in liquidation preference to the Series A Preferred Stock; provided further, that the foregoing shall not, in any way, prevent the Corporation from unilaterally amending the Articles of Incorporation, authorizing and otherwise designating additional shares of Series A Preferred Stock and issuing additional shares of Series A Preferred Stock to the then existing holders of the Series A Preferred Stock and/or Registrable Securities, but only to the extent that such shares of Series A Preferred Stock are being issued in satisfaction of Non-Registration Fees.

(iii) create any new debt instrument or bank line or increase any existing bank line or debt obligation (or similar arrangement pursuant to which the Company is or becomes indebted, but specifically excluding trade payables in the ordinary course of business and specifically excluding capital lease lines), so that the Company's total indebtedness pursuant to such instruments, lines or arrangements exceeds $10,000,000 in the aggregate;

(iv) declare or pay any Distribution (as defined below) with respect to any capital stock of the Corporation; or

(v) issue or agree to issue more than 2,000,000 Additional Shares of Common Stock (as defined below) or Additional Common Stock Equivalents (as defined below) (as appropriately adjusted for any combinations, divisions, or similar recapitalizations affecting the Common Stock after the Original Issue Date) at a price below $4.00 per share (as appropriately adjusted for any combinations, divisions, or similar recapitalizations affecting the Common Stock after the Original Issue Date).

(b)  For purposes of this Section 12, “Distribution” shall mean the transfer of cash or other property without consideration, whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation for cash or property other than repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, provided such agreements either exist on the Original Issue Date or are approved by holders of a majority of the Series A Preferred Stock outstanding at the time such agreements become binding or at the time of such repurchase.

(c)  For purposes of this Section 12, “Additional Shares of Common Stock” and “Additional Common Stock Equivalents” shall mean all shares of Common Stock or Common Stock Equivalents, respectively, issued by the Corporation after the Original Issue Date, other than (1) Common Stock or Common Stock Equivalents issued upon the exercise or conversion of Common Stock Equivalents outstanding on September 10, 2004; (2) Common Stock or Common Stock Equivalents issued upon conversion of Series A Preferred Stock issued pursuant to the Purchase Agreement or as payment of Non-Registration Fees; (3) Common Stock or Common Stock Equivalents issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made to the Conversion Rate pursuant hereto; (4) Common Stock or Common Stock Equivalents issued in connection with: (i) the acquisition of another entity or business by the Corporation by merger, share exchange, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement; or (ii) the acquisition of the Corporation by another corporation or business entity by merger, share exchange, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement, the primary purpose of which is not capital raising; (5) up to 5,000,000 shares of Common Stock or Common Stock Equivalents (as appropriately adjusted for any combinations, divisions, or similar recapitalizations affecting the Common Stock after the Original Issue Date to officers, directors and employees of, or consultants to, the Corporation pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement; or (6) additional shares of Series A Preferred Stock issued to the then existing holders of the Series A Preferred Stock and/or Registrable Securities, provided that such shares of Series A Preferred Stock are being issued in satisfaction of Non-Registration Fees

(d)  For the purposes of Section 12(a)(v) and Section 12(c), in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Additional Common Stock Equivalents or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Additional Common Stock Equivalents, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in connection with such Additional Common Stock Equivalents shall be deemed to have been issued as of such time or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that if any Additional Common Stock Equivalent is thereafter amended, or if by its terms is adjusted to be exerciseable for or convertible into additional shares of Common Stock, then such additional shares shall be deemed issued as of the date of such amendment or adjustment.

13.   Legend.

The Series A Preferred Stock and any underlying shares of Common Stock will be issued under an exemption or exemptions from registration under the Act. Accordingly, the certificates evidencing the Series A Preferred Stock and the underlying Common Stock shall, upon issuance, contain a legend, substantially in the form as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST HEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) SUCH SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT (OR ANY SUCCESSOR RULE) OR (3) THE ISSUER OF THESE SECURITIES SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER THAT NO VIOLATION OF THE ACT OR SIMILAR STATE SECURITIES LAWS WILL BE INVOLVED IN SUCH TRANSFER.

14.   Status of Converted Stock.

In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 hereof or redeemed pursuant to Section 15 hereof, the shares so converted or redeemed shall be canceled and shall not be reissuable by the Corporation.

15.   Optional Redemption.

(a)  At any time after September 13, 2009, subject to Section 15(e), this Corporation may redeem, out of funds legally available therefor, in whole or in increments of at least 15% of the shares of Series A Preferred Stock that have not been converted into Common Stock pursuant hereto before the time of such redemption (the date of such redemption being referred to herein as the “Redemption Date”). The Corporation shall redeem the shares of Series A Preferred Stock by paying in cash an amount per share equal to $500 (as appropriately adjusted for any combinations, divisions, or similar recapitalizations affecting the Series A Preferred Stock after the Original Issue Date), plus an amount equal to all declared and unpaid dividends thereon (the “Redemption Price”). Any partial redemptions must be effected pro rata among the holders of Series A Preferred Stock, unless the affected holders consent otherwise. The Corporation may exercise its redemption right set forth in this Section 15 up to five (5) separate times.

(b)  At least thirty (30), but no more than forty five (45) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is sent) of the Series A Preferred Stock, at the address last shown on the records of the Corporation for such holder, (i) notifying such holder of the redemption to be effected, the Redemption Date, the Redemption Price, the place at which payment may be obtained, (ii) calling upon such holder to surrender to the Corporation the manner and at the place designated the holder's certificate or certificates representing the shares to be redeemed (or lost stock affidavits therefor reasonably acceptable to the Corporation) and (iii) including the officers' certificate described in Section 15(e) (the “Redemption Notice”). Except as provided herein, on or after the Redemption Date each holder of Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed (or lost stock affidavits therefor reasonably acceptable to the Corporation) (the “Redeemed Certificates”), in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. The Corporation will promptly prepare and send to each such holder a certificate for any shares of Series A Preferred Stock represented by a Redeemed Certificate that are not redeemed on such Redemption Date.

(c) From and after the applicable Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of the Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to the shares designated for redemption on such date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(d)  For avoidance of doubt, the Series A Preferred Stock will continue to have its conversion rights pursuant to Section 4 until the Redemption Date.

(e)  As a condition to the Corporation's right to cause a redemption under this Seciton 15, (i) the Corporation must, on the Redemption Date, have funds legally available for the redemption of the Series A Preferred Stock designated for redemption, (ii) the Corporation must be able to effect such redemption without violating or conflicting with any agreement to which the Corporation is a party or by which it or its assets are bound or the Corporation's Articles of Incorporation or bylaws, (iii) the Corporation must deposit the Redemption Price of all the outstanding shares of Series A Preferred Stock with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as a trust fund for the benefit of the respective holders of the Series A Preferred Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered a share certificate to the Corporation pursuant to this Section 15 (or lost stock affidavit therefor reasonably acceptable to the Corporation) and (iv) include in the Redemption Notice a certificate signed by the Chief Executive Office and Chief Financial Officer of the Corporation that the conditions set forth in this Section 15(e) have been satisfied in full. As of the Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor (or lost stock affidavit therefor reasonably acceptable to the Corporation). Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 15(e) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 4 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 15 remaining unclaimed at the expiration of thirty (30) days following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors, provided the Corporation has used commercially reasonable efforts to notify the holder of the related Series A Preferred Stock of the unclaimed amount and such holder's rights therein.